Exhibit 32.1

CERTIFICATION

The undersigned, as the Chief Executive Officer and Chairman of the Board, and as the Chief Financial Officer, respectively, of Atlanticus Holdings Corporation, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended September 30, 2018, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Atlanticus Holdings Corporation at the dates and for the periods indicated. The foregoing certifications are made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose.

This 14th day of November, 2018.

/s/ DAVID G. HANNA
David G. Hanna
Chief Executive Officer and
Chairman of the Board

/s/ WILLIAM R. McCAMEY
William R. McCamey
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Atlanticus Holdings Corporation and will be retained by Atlanticus Holdings Corporation and furnished to the Securities and Exchange Commission or its staff upon request.